SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 16, 2002

DOCENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31537 (Commission File Number)	77-0460705 (IRS Employer Identification No.)

2444 Charleston Road
Mountain view, California 94043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 934-9500

ITEM 5.    OTHER EVENTS.

On August 21, 2002, Docent, the Registrant, issued a press release announcing that its board of directors has authorized a reverse stock split, to be effected at a ratio of between one-for-two (1:2) and one-for-five (1:5), subject to approval by the Company’s stockholders at a special stockholders’ meeting scheduled for October 15, 2002. The record date for determination of stockholders entitled to vote at the meeting is September 6, 2002. On a pre-split basis, the Registrant currently has approximately 42 million common shares outstanding.

The Registrant also announced that it received a Nasdaq deficiency notice on August 16, 2002, indicating that the Registrant had 90 calendar days from that date in which to regain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq National Market as set forth in Nasdaq Marketplace Rule 4450(e)(2).

A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

The following exhibits are filed with this report of Form 8-K:

Exhibit Number	Description

99.1	Press Release, dated August 21, 2002

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCENT, INC., a Delaware corporation

By:	/s/ NEIL JOHN LAIRD
Neil John Laird
Senior Vice President, Chief Financial Officer

Dated: August 21, 2002

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 21, 2002

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